SENIOR SECURED PROMISSORY NOTE

$250,000	December 23, 2009

FOR VALUE RECEIVED, the undersigned, City Language Exchange Incorporated, a Delaware corporation (the “Maker”), hereby promises to pay to the order of Vision Opportunity Master Fund, Ltd., a Cayman Islands company (the “Payee”), the principal sum of Two Hundred Fifty Thousand ($250,000) Dollars, together with interest on the outstanding principal balance hereunder accrued from the date hereof (a) at the rate of eight (8%) percent per annum in respect of all periods during which no Event of Default (as such term is hereinafter defined) is continuing, and (b) at the rate of sixteen (16%) percent per annum in respect of all periods during which any Event of Default is continuing.  All payments of principal and/or interest shall be paid as set forth below, and each such payment shall be made in lawful money of the United States of America by ordinary check payable to the order of the Payee at c/o Vision Capital Advisors, LLC, 20 West 55th Street, 5th Floor, New York, New York 10019, or such other address as the Payee may designate in writing from time to time.  Notwithstanding any provision to the contrary contained in this Note, the outstanding balance of this Note shall be credited, in exchange for the cancellation of this Note, against the aggregate amount of the investment to be made by the Payee to the Maker at the closing of the proposed reverse public offering financing.

1.           Payments of Principal and Interest.

(a)           The principal and interest under this Note shall be payable on June 30, 2010.  Any additional interest arising from the imposition of the default rate of interest shall be payable on demand.

(b)           In the event that any scheduled payment date hereunder is a day on which banks in the State of New York are required or authorized to be closed, then the payment that would be due on such day shall instead be due and payable on the next day which is not such a non-banking day, with additional interest for such delay at the rate then in effect hereunder.

2.           Prepayment.                                The Maker shall have the right to prepay, without penalty, at any time or times after the date hereof, all or any portion of the outstanding principal balance of this Note, together with interest on the principal amount prepaid accrued to the date of prepayment.  In the event of any partial prepayment pursuant to this paragraph 2, such prepayment shall be allocated first to unpaid accrued interest and then to unpaid principal.

3.           Security.  The payment of this Note is secured pursuant to a security agreement of even date herewith (the “Security Agreement”).

4.           Seniority.  The payment of this Note is a senior obligation of the Maker.

5.           Events of Default.   The following are Events of Default hereunder:

(a)           Any failure by the Maker to pay when due all or any principal or interest hereunder;

(b)           The occurrence of any default under the Security Agreement and such default shall continue for a period of five (5) business days;

(c)           If the Maker (i) admits in writing its inability to pay generally its debts as they mature, or (ii) makes a general assignment for the benefit of creditors, or (iii) is adjudicated a bankrupt or insolvent, or (iv) files a voluntary petition in bankruptcy, or (v) takes advantage, as against its creditors, of any bankruptcy law or statute of the United States of America or any state or subdivision thereof now or hereafter in effect, or (vi) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision thereof, which petition or proceeding is not dismissed within sixty (60) days after the date of the commencement thereof, (vii) has a receiver, liquidator, trustee, custodian, conservator, sequestrator or other such person appointed by any court to take charge of its affairs or assets or business and such appointment is not vacated or discharged within sixty (60) days thereafter, or (viii) takes any action in furtherance of any of the foregoing; or

(d)           Any liquidation, dissolution or winding up of the Maker or its business.

6.           Remedies on Default.  If any Event of Default shall occur and be continuing, the holder hereof shall, in addition to any and all other available rights and remedies, have the right, at its option (except for an Event of Default under paragraph 5(c) above, the occurrence of which shall automatically effect acceleration hereunder), (a) to declare the entire unpaid principal balance of this Note, together with all accrued interest hereunder, to be immediately due and payable, and (b) to pursue any and all available remedies for the collection of such principal and interest, including but not limited to the exercise of all rights and remedies against the Maker, and/or any collateral given or pledged as security for the payment of this Note under the Security Agreement.

7.           Certain Waivers.  Except as otherwise expressly provided in this Note, the Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, and notice of any and all of the foregoing.  All amounts payable under this Note shall be payable without relief under any applicable valuation and appraisement laws.  The Maker hereby expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Maker.  The Maker hereby further waives the benefit of any exemption or any insolvency laws, and consents that the Payee may release or surrender, exchange or substitute any personal property or other collateral security now or hereafter held as security for the payment of this Note under the Security Agreement.

8.           Waivers and Amendments; Assignment.  Neither any provision of this Note nor any performance hereunder may be amended or waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.  The Maker may not assign any of its obligations hereunder without the prior written consent of the Payee.

9.           Cumulative Remedies.  No right or remedy conferred upon the Payee under this Note is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection herewith, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and/or now or hereafter existing at law or in equity or otherwise.

10.           Waivers; Course of Dealing.  No course of dealing between the Maker and the Payee, or any failure or delay on the part of the Payee in exercising any rights or remedies, or any single or partial exercise of any rights or remedies, shall operate as a waiver or preclude the exercise of any other rights or remedies available to the Payee.

11.           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Note shall be deemed to be a contract made under the laws of the State of New York and shall be governed by, and construed in accordance with, the laws of the State of New York.  The Maker hereby irrevocably consents to the jurisdiction of all courts (state and federal) sitting in the State of New York in connection with any claim, action or proceeding relating to or for the collection or enforcement of this Note, and hereby waives any defense of forum non conveniens or other such claim or defense in respect of the lodging of any such claim, action or proceeding in any such court.  THE MAKER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION OR PROCEEDING RELATING TO OR FOR THE COLLECTION OR ENFORCEMENT OF THIS NOTE.

12.           Collection Costs.  In the event that the Payee shall, after the occurrence of an Event of Default, turn this Note over to an attorney for collection, the Maker shall further be liable for and shall pay to the Payee all collection costs and expenses incurred by the Payee, including reasonable attorneys’ fees and expenses; and the Payee may take judgment for all such amounts in addition to all other sums due hereunder.

13.           Public Disclosure.  The Maker and the Payee shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby.

CITY LANGUAGE EXCHANGE INCORPORATED

By:	/s/ Jonathan White
Jonathan White
President and Chief Executive Officer